Exhibit 99.2

BIMINI CAPITAL MANAGEMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

On April 1, 2026, Bimini Advisors Holdings, LLC, an indirect wholly owned subsidiary of Bimini Capital Management, Inc. (“Acquirer”), completed the acquisition (the "Acquisition") of eighty percent (80%) of the fully diluted equity interests of Tom Johnson Investment Management, LLC (“Target”), a registered investment adviser, pursuant to the Membership Interest Purchase Agreement, dated January 13, 2026.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the pro forma effects of the Acquisition on the historical financial position and results of operations of Acquirer.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Acquisition as if it had occurred on January 1, 2025.

Limitations of Unaudited Pro Forma Financial Information

The pro forma information is based on information currently available, including certain assumptions and estimates that management believes are reasonable. The information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Acquisition been completed on the dates assumed, nor is it indicative of future operating results or financial position, as the Acquirer's future results of operations and financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

BIMINI CAPITAL MANAGEMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

($ in thousands)

			Transaction
	Acquirer	Target	Adjustments		Pro Forma
	Historical	Historical	(See Note 3)		Combined
Mortgage-backed securities	$88,929	$-	$(72,540)	(a)	$16,389
Cash and cash equivalents	12,697	207	2,807	(a)	3,657
			(12,054)	(b)
Restricted cash	1,621	-	-		1,621
Investment in Orchid Island Capital, Inc., at fair value	4,097	-	-		4,097
Property and equipment, net	1,769	47	-		1,816
Deferred tax assets	17,240	-	-		17,240
Other assets	3,341	2,018	(341)	(a)	5,018
Identified intangibles	-	-	9,700	(c)	9,700
Goodwill	-	-	3,819	(d)	3,819
TOTAL ASSETS	$129,694	$2,272	$(68,609)		$63,357

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Repurchase agreements	$85,326	$-	$(69,874)	(a)	$15,452
Long-term debt	27,347	-	-		27,347
Accrued interest payable	300	-	(200)	(a)	100
Other liabilities	4,098	1,664	316	(e)	7,534
			1,456	(f)
TOTAL LIABILITIES	117,071	1,664	(68,302)		50,433

Noncontrolling interests	-	-	3,080	(g)	3,080
Members' equity	-	608	(608)	(h)	-
Stockholders' equity	12,623	-	(2,779)		9,844
TOTAL EQUITY	12,623	608	(307)		12,924

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$129,694	$2,272	$(68,609)		$63,357

BIMINI CAPITAL MANAGEMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2025

($ in thousands)

			Transaction
	Acquirer	Target	Adjustments		Pro Forma
	Historical	Historical	(See Note 3)		Combined
Revenues:
Advisory services revenues	$16,575	$6,157	$-		$22,732
Interest and dividend income	7,128	2	(4,492)	(a)	2,638
Interest expense	(6,812)	-	3,123	(a)	(3,689)
Net revenues	16,891	6,159	(1,369)		21,681

Other income	205	-	(1,743)	(a)	42
			1,580	(b)

Expenses:
Compensation and related benefits	8,310	3,503	-		11,813
Directors fees and liability insurance	872	-	-		872
Professional fees	1,124	85	-		1,209
Other administrative expenses	2,298	906	1,510	(c)	5,394
			680	(d)
Total Expenses	12,604	4,494	2,190		19,288

Net income before income taxes	4,492	1,665	(3,722)		2,435
Income tax benefit	(1,309)	-	(782)	(e)	(2,091)
Net income	5,801	1,665	(2,940)		4,526
Less: Income attributable to noncontrolling interests	-	-	226		226
Net income attributable to Bimini Capital Management, Inc.	$5,801	$1,665	$(3,166)		$4,300

Earnings Per Share
Basic	$0.58				$0.43
Diluted	$0.58				$0.43

Weighted-average shares outstanding
Basic	10,005				10,005
Diluted	10,005				10,005

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and gives effect to the Acquisition using the acquisition method of accounting under Accounting Standards Codification 805, Business Combinations. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted from this report, as permitted by such rules and regulations. The unaudited pro forma condensed combined financial information includes estimated adjustments to record the acquired assets and assumed liabilities of the Target at their respective fair values and represents management’s estimates based on the information available as of June 17, 2026. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Target's tangible and identifiable intangible assets and liabilities as of the closing date of the Acquisition.

Note 2 – Preliminary Estimated Purchase Price Allocation

The preliminary purchase price allocation is summarized as follows ($ in thousands):

Cash consideration, including transaction costs	$12,000
Fair value of deferred consideration	316
Total consideration	12,316

Purchase price allocated to:
Cash	590
Accounts receivable	1,630
Other assets	308
Accrued liabilities	(651)
Tradename intangible	1,000
Client relationships intangible	8,700
Noncontrolling interest	(3,080)
Goodwill	$3,819

The allocation remains preliminary and may be revised upon completion of valuation analyses.

Note 3 – Transaction Adjustments

Adjustments related to the acquisition included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025.

The following provides additional details about the methods and assumptions used to determine the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet. All adjustments are based on current assumptions and/or valuations, which are subject to change.

(a)

Adjustment to give effect to 2026 sales of $72.5 million of the Acquirer's mortgage-backed securities and redemptions of $69.9 million of repurchase agreements to facilitate the Acquisition. The adjustment results in an increase in cash and cash equivalents of $2.8 million, a decrease in accrued interest receivable of $0.3 million and a decrease in accrued interest payable of $0.2 million.

(b)	Adjustment to reflect cash consideration paid in connection with the Acquisition totaling $12.0 million and Acquirer transaction costs paid at closing of $0.1 million.
(c)	Adjustment to record acquired finite lived intangibles, including client relationship intangible of $8.7 million and tradename intangible of $1.0 million.
(d)	Adjustment to record the goodwill of $3.8 million as a result of the preliminary purchase price allocation. Refer to "Note 2 - Preliminary Estimated Purchase Price Allocation."
(e)	Adjustment to accrue deferred transaction consideration, at fair value.
(f)	Adjustment to accrue nonrecurring transaction costs incurred by the Acquirer subsequent to December 31, 2025.
(g)	Adjustment to establish noncontrolling interest in Target, at fair value.
(h)	Adjustment to remove Target's historical equity.

Adjustments related to the acquisition included in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2025.

The following provides additional details about the methods and assumptions used to determine the transaction accounting adjustments in the unaudited pro forma condensed combined statements of income. All adjustments are based on current assumptions and/or valuations, which are subject to change.

(a)

Adjustment to remove Acquirer's 2025 interest income, interest expense and fair value adjustments attributed to mortgage-backed securities sold, and related redeemed repurchase agreement borrowings that were terminated in 2026 to facilitate the acquisition.

(b)

Adjustment to remove the Acquirer's 2025 fair value adjustments associated with derivative instruments utilized to hedge mortgage-backed securities, as discussed in note (a) above. The adjustment was determined by multiplying the total 2025 fair value adjustment by the ratio of the December 31, 2025 fair value of the assets sold to the fair value of the entire hedged portfolio.

(c)	Adjustment to record nonrecurring transaction costs incurred by the Acquirer subsequent to December 31, 2025.
(d)	Adjustment to reflect amortization of acquired finite lived intangible assets.
(e)	Adjustments to recognize tax impact of associated with the transaction adjustments recorded above at the statutory rate of 21%.

Management believes the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition. The actual purchase price allocation and resulting adjustments may differ materially from those reflected herein.